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                                                                    EXHIBIT 10.4

                 NON-COMPETITION AND CONFIDENTIALITY AGREEMENT

         THIS NON-COMPETITION AND CONFIDENTIALITY AGREEMENT, is entered into this 30th day of October, 2001, by the Intrepid Capital Corporation a Delaware corporation having a principal place of business at 3652 S. 3rd St., Jacksonville Beach, FL 32250. ("Intrepid"), Sprayroq, Inc., a Florida corporation, having a principal Ace of business at 4707 Alton Court, Birmingham, Alabama 35210 (the "Company"), and Sprayroq of Ohio, Inc., an Ohio corporation, having a principal place of business at The Carnegie Building, 75 East Market Street, Akron, Ohio 44308 ("Buyer").

                                   WITNESSETH:

         WHEREAS, Buyer is a party to a Stock Purchase Agreement dated September 19, 2001 (the "Purchase Agreement"), pursuant to which Buyer will purchase all of the Company's issued and outstanding capital stock from Enviroq Corporation, A Florida Corporation ("Enviroq") and Replico Development Corporation, a Pennsylvania corporation ("Replico").

         WHEREAS, Intrepid is a substantial shareholder of Enviroq and has knowledge of the growth and development of the Company and its business of supplying state-of-the-art spray-applied resinous materials and related equipment for rehabilitation, repair and reconstruction of pipes, pipelines, manholes, wetwells, drains, wastewater treatment facilities, manholes and other underground infrastructure (the "Business").

         WHEREAS, prior to the consummation of the transaction provided for in the Purchase Agreement, as an inducement for Buyer to consummate said purchase, Buyer requires Intrepid to execute a non-competition and confidentiality agreement by which Intrepid agrees to keep all information of the Company confidential and to not compete with, infringe upon or inhibit the Company's Business.

         WHEREAS, Intrepid will gain a substantial benefit from the consummation of the transactions contemplated in the Purchase Agreement and Intrepid desires to enter into such an agreement.

         NOW, THEREFORE, in consideration of the premises, the mutual covenants, and agreements set forth in this Agreement, and for other good and valuable consideration, the parties agree as follows:

         1. Acknowledgement. Intrepid acknowledges that: (i) it has knowledge of proprietary information which has been developed by and/or for the Company, representing a key feature of the value of the Company to the Buyer, including, but not limited to, information relating to the Company's methods of operation, mixtures and formulae, and its customers and suppliers; (ii) the Company has developed favorable relationships with the Business' employees,


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customers, suppliers and others; (iii) this information and these relationships are not generally known as held by the Company's competitors, particularly in the form possessed by Company; (iv) these relationships are proprietary and valuable and provide the Company with a competitive advantage, although they may not be "trade secrets" in all respects under prevailing judicial interpretations; and (v) that the Company would suffer severe injury to its Business which would be difficult or impossible to calculate in amount if this information and these relationships were known, possessed and used by a competitor or other third-party.

         2. Non-Competition and Non-Solicitation. Therefore, in view of the foregoing and in consideration of benefits to be received by Intrepid from consummation of the transactions contemplated in the Purchase Agreement, Intrepid hereby agrees that commencing on the date of this Agreement and continuing for a period of ten (10) years thereafter, it will not and none of its respective affiliates will, (A) directly or indirectly, as an employer, guarantor, principal, agent, consultant, partner, stockholder (except for investments in publicly traded entities, so long as such investments do not exceed three percent (3%) of the entity's issued and outstanding voting securities), joint venturer, investor, lender, consultant or otherwise, compete with the Buyer or the Company in the Business; or (B) solicit, hire or actively seek to hire any employee of the Company or any affiliate of the Company, or solicit any personnel employed by the Company or any affiliate of the Company to terminate his or her relationship with Company, any affiliate of Company, or the Business. The period of time set forth in this Section 2 will be extended by the amount of time that Intrepid engages in activity in violation of this Agreement and while the Company seeks enforcement of this Agreement.

         3. Confidential Information. Intrepid acknowledges that while the Company was owned by Enviroq and Replico, Intrepid had access to and acquired confidential and proprietary information directly relating to the Business, including, but not limited to, lists of customers and potential customers, policy manuals, price lists, business contracts, inventions, discoveries, secret processes, plans, methods of doing business, special needs of customers, manufacturing methods, formulations, records, and other confidential information relating to the Business (collectively referred to herein as the "Confidential Information"). Intrepid hereby acknowledges that the Confidential Information is solely the property of the Company and constitutes trade secrets of the Company, and that Intrepid's knowledge of the Confidential Information would enable it to compete with the Company and the Business in a manner likely to cause the Company and the Business irreparable harm upon the disclosure or use of such information. Accordingly, Intrepid irrevocably covenants that it will not use or disclose, directly or indirectly, any of the Confidential Information to any individual, firm, company or other entity or person.

         4. Response to Legal Process Seeking Access to Information. In the event that Intrepid becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, investigative demand or similar process) to disclose any of the Confidential Information, Intrepid covenants to use its reasonable best efforts to provide the Company with prompt written notice (not less than seventy-two (72) hours) so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with the provisions of this Agreement, Intrepid covenants to furnish only that portion of the Confidential Information which it is legally


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required to disclose and will exercise its reasonable best efforts to obtain reliable assurance that confidential treatment will be accorded the Confidential Information.

         5. Injunctive Relief. The parties hereto acknowledge that a breach by the Intrepid of any of the provisions of this Agreement would cause irreparable damage to the Company and the Business, the extent of which may be difficult to ascertain, and that the award of damages for such a breach may not be adequate relief. Consequently, Intrepid hereby agrees that the Company shall be entitled to injunctive relief to compel the specific performance of the covenants set forth in this Agreement. Such a remedy shall be cumulative, not exclusive, and shall be in addition to any other remedy available to the Company at law or equity, including, but not limited to, the right of the Company to obtain its attorneys' fees and other costs in enforcing this Agreement.

         6. Reasonableness of Provisions. In the event that any provision of this Agreement is determined by any court of competent jurisdiction to be unenforceable by reason of it being extended over too great a period of time or too large a geographic area or range of activities, it should be interpreted to extend only over the maximum period of time, geographic area, or range of activities as to which it may be enforceable.

         7. Remittance of Profits. Intrepid will promptly remit to the Company the amount of any profits which may be received by it or by any other person, firm, or corporation as a result of any violation of this Agreement, but this remedy shall not be the exclusive remedy of the Company.

         8. Disclosure to Future Entities. Intrepid agrees that the Company may disclose the terms of this Agreement to any future affiliates, owners or business associates of Intrepid.

         9. Representations and Warranties of Intrepid. Intrepid represents and warrants to the Company that:

                  A. Intrepid is free to enter into this Agreement and that it has no commitment, understanding, or arrangement to or with any party which restrains or is in conflict with its obligations under this Agreement; and

                  B. Intrepid fully understands its obligations under this Agreement, and Intrepid's experience and capabilities are such that the obligations of this Agreement will not prevent it from conducting its business.

10.      Miscellaneous.

                  A. Waiver of Breach. The waiver by any party to this Agreement of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party to this Agreement.

                  B. Binding Effect: Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement and their respective heirs,


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         personal representatives, successors, and permitted assigns.

                  C. Amendments. No amendment or variation of the terms and conditions of this Agreement shall be valid unless the same is in writing and signed by all the parties to this Agreement.

                  D. Notices. All notices required to be given pursuant to this Agreement shall be deemed given when personally delivered or seventy-two (72) hours after mailing by first class mail to the addresses set forth above or to such other address as a party may provide to the other parties by written notice.

                  E. Headings. The section headings contained in this Agreement are for convenience only and shall not in any way affect the interpretation or enforceability of any provision of this Agreement.

                  F. Severability. Subject to Section 6 of this Agreement, in case any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement (unless it otherwise fails of its essential purposes) shall be construed as if such invalid, illegal or unenforceable provision had never been a part of this Agreement.

                  G. Governing Law. This Agreement shall be construed and enforced pursuant to the laws of the State of Ohio, without giving effect to the principles of conflicts of laws thereof.

                  H. Continuation of Obligations. Intrepid's obligations under this Agreement and the Buyer and Company's rights with respect thereto will survive any termination of this Agreement.

                  I. Cost of Litigation. The parties agree that the prevailing party in any action or litigation brought with respect to or to enforce any right or remedy under this Agreement shall be entitled to recover from the other party or parties reasonable costs and expenses incurred by the prevailing party in connection with such action or litigation, including, without limitation, reasonable attorney's fees and costs.



                 (Signatures intentionally appear on next page.)

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         INTENDING TO BE LEGALLY BOUND, the Parties hereto do execute the
Agreement through their respective duly authorized officers as of the date first above written.

                           INTREPID CAPITAL CORPORATION



                           By: /s/ FORREST TRAVIS
                             --------------------------------------
                           Its: President
                               ------------------------------------



                           SPRAYROQ OF OHIO, INC.


                           By: /s/ KENNETH J. KRISMANTH
                             --------------------------------------
                           Its: President
                               ------------------------------------



                           SPRAYROQ, INC.


                           By: /s/ KENNETH J. KRISMANTH
                             --------------------------------------
                           Its: President
                               ------------------------------------


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